Exhibit 10.5

CONFIDENTIAL

EXECUTION VERSION

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement ”) is made this 24th day of October, 2017, by and among Straight Path Communications Inc. (“Straight Path”), IDT Corporation (“IDT”), PR-SP IP Holdings LLC (“Assignee”), and Straight Path IP Group, Inc. (“SPIP”). Each of Straight Path, IDT, Assignee and SPIP is a “Party” under this Agreement, and together they constitute the “Parties.”

WHEREAS, on July 31, 2013, IDT and Straight Path entered into a Separation and Distribution Agreement (the “Separation Agreement”), to effect a separation of Straight Path and IDT (the “Spinoff”), which provides in Article VI thereof that, in certain circumstances, IDT shall indemnify Straight Path and its subsidiaries for certain claims, and in certain other circumstances, Straight Path shall indemnify IDT and its subsidiaries for certain other claims.

WHEREAS, on January 11, 2017, the Enforcement Bureau of the Federal Communications Commission (the “FCC”) entered into a Consent Decree with Straight Path and Straight Path Spectrum, LLC (“SPS LLC”) to resolve an FCC investigation into allegations that Straight Path and SPS LLC violated the FCC’s buildout and discontinuance rules in connection with certain SPS LLC licenses (the “Consent Decree”). Among other things, the Consent Decree requires Straight Path and SPS LLC to submit for cancellation certain of SPS LLC’s licenses and pay the FCC certain civil penalties.

WHEREAS, on March 7, 2017, Straight Path and Charles Frischer, on behalf of the Settlement Class (as defined therein), executed a Memorandum of Understanding (the “MOU”) to settle claims asserted on behalf of a putative class against Straight Path concerning allegations that Straight Path and SPS LLC violated the FCC’s buildout and discontinuance rules in connection with certain SPS LLC licenses (the “Securities Claims”).

WHEREAS, Straight Path advised IDT that it intended to assert a claim for indemnification against IDT pursuant to the Separation Agreement for its (and SPS LLC’s) losses (including the payment of civil penalties) arising from or relating to the FCC investigation, the Consent Decree, the Securities Claims and the MOU.

WHEREAS, IDT has denied that Straight Path has any basis to be indemnified by IDT for its (or SPS LLC’s) losses arising from the FCC investigation, the Consent Decree, the Securities Claims and the MOU because, among other reasons, (i) the Separation Agreement does not provide for any indemnification to Straight Path for losses relating to the operation of Straight Path’s business, (ii) the conduct resulting in the Consent Decree was the result of Straight Path’s own conduct, (iii) the asserted liabilities are not IDT liabilities under the terms of the Separation Agreement, and (iv) Straight Path failed to follow the procedure set forth in the Separation Agreement for any recovery thereunder.

WHEREAS, IDT advised Straight Path that it has incurred certain costs and may incur further costs for which it believes it is entitled to be indemnified by Straight Path under the Separation Agreement, and would seek to recover those costs by filing counterclaims against Straight Path in the event Straight Path were to commence litigation or arbitration against IDT.

WHEREAS, Straight Path has denied that IDT has any basis to be indemnified by Straight Path for any costs it has incurred, or any basis to assert counterclaims, because, among other reasons, (i) the Separation Agreement does not provide for any indemnification to IDT for losses arising from conduct that took place prior to the Spinoff; (ii) the conduct resulting in the Consent Decree was the result of IDT’s own conduct; (iii) the asserted liabilities are not Straight Path liabilities under the terms of the Separation Agreement, and (iv) Straight Path correctly followed the procedure set forth in the Separation Agreement for any recovery thereunder.

WHEREAS, considering the risks and uncertainties associated with litigation and arbitration, and considering the potentially substantial costs of any such proceeding, the Parties have determined that it is in the best interests of IDT, IDT’s stockholders, Straight Path and Straight Path’s stockholders for the Parties to fully and finally settle this dispute, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and the payment and releases granted herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Mutual Release.

(a)	In consideration of the covenants and agreements contained herein, Straight Path, effective as of the Effective Date (as defined in Section 3), forever releases, holds harmless, relinquishes, acquits, settles, and discharges IDT, its affiliates and IDT’s and its affiliates’ members, consultants, affiliates, officers, directors, employees, attorneys, agents, subsidiaries, general partners, limited partners, partnerships, successors and assigns (in each case, solely in such persons’ capacities as such with respect to IDT) from any and all claims, rights, causes of action, suits, obligations, damages and liabilities, known or unknown (including but not limited to claims, rights, causes of action, suits, obligations, damages and liabilities under Article VI of the Separation Agreement arising from, based on or relating to any FCC investigation (of either Straight Path or IDT), the Consent Decree, the Securities Claims and the MOU), any class action or derivative action or any other claim, threatened or otherwise, known or unknown, arising from any action by IDT, its affiliates, subsidiaries, officers or directors, provided that such release does not release any party’s obligations under (i) the Tax Separation Agreement between IDT and Straight Path, dated July 31, 2013, (ii) this Agreement, (iii) the Exchange Agreement (as defined in Section 4(a) below), (iv) the SPIP LLC Operating Agreement (as defined in Section 4(c) below), (v) the Redemption Agreement (as defined in Section 4(d) below), or (vi) the Stock Transfer Agreement (as defined in Section 4(d) below).

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(b)	In consideration of the covenants and agreements contained herein, IDT, effective as of the Effective Date, forever releases, holds harmless, relinquishes, acquits, settles, and discharges Straight Path, its affiliates and Straight Path’s and its affiliates’ members, consultants, affiliates, officers, directors, employees, attorneys, agents, subsidiaries, general partners, limited partners, partnerships, successors and assigns (in each case, solely in such persons’ capacities as such with respect to Straight Path) from any and all claims, rights, causes of action, suits, obligations, damages and liabilities, known or unknown (including but not limited to claims, rights, causes of action, suits, obligations, damages and liabilities under Article VI of the Separation Agreement arising from, based on or relating to any FCC investigation (of either Straight Path or IDT), the Consent Decree, the Securities Claims or the MOU), any class action or derivative action or any other claim, threatened or otherwise, known or unknown, arising from any action by Straight Path, its affiliates, subsidiaries, officers or directors, provided that such release does not release any party’s obligations under (i) the Tax Separation Agreement between IDT and Straight Path, dated July 31, 2013, (ii) this Agreement, (iii) the Exchange Agreement (as defined in Section 4(a) below), (iv) the SPIP LLC Operating Agreement (as defined in Section 4(c) below), (v) the Redemption Agreement (as defined in Section 4(d) below), or (vi) the Stock Transfer Agreement (as defined in Section 4(d) below).

(c)	Straight Path and IDT acknowledge that the foregoing releases were separately bargained for and are an essential element of this Agreement.

2. Validity of Release. Straight Path and IDT acknowledge that they may discover facts that are additional to or different from those that they now know or believe to be true, including, without limitation, facts regarding the FCC investigation, Consent Decree, Securities Claims or the MOU. Nonetheless, except as expressly set forth in this Agreement, it is the intent of Straight Path and IDT to fully and finally compromise and settle all claims by and between Straight Path and IDT. To effectuate that intention, the releases set forth herein shall remain full and complete releases, even if additional or different facts are discovered by Straight Path or IDT. After consultation with their respective counsel, Straight Path and IDT expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, or international or foreign law, that is similar, comparable, or equivalent to Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor.

3. Payment. In consideration of the releases set forth in Section 1, in full settlement of any potential claims, and in full settlement of claims asserted against IDT by Straight Path and claims asserted against Straight Path by IDT, (i) contemporaneously with the execution of this Agreement, IDT shall pay in cash to Straight Path (or, as determined by Straight Path, to Straight Path as agent for certain of its subsidiaries) $6,000,000 for a transfer of shares and $10,000,000 as a portion of the consideration being paid for settlement of the claims (the “Settlement Payment”) – the aggregate amount in cash being $16,000,000 (the “Aggregate Cash Payment”), (ii) in accordance with Section 4(d) hereof, Straight Path shall transfer six hundred twenty-five (625) shares of common stock of New SPIP (as defined in Section 4(a)) to IDT or, if directed by IDT, to Assignee, and (iii) in accordance with Section 4(d) hereof, IDT or Assignee, as the case may be, and Straight Path shall cause New SPIP to transfer the Class B Interest (used herein as defined in the SPIP LLC Operating Agreement) to Straight Path. For U.S. federal and state income tax purposes, (x) $10,000,000 of the Aggregate Cash Payment made by IDT is in settlement of various claims and shall be reported by IDT and Straight Path as a tax-free contribution to capital by IDT to Straight Path effective prior to the Spinoff, and (y) $6,000,000 of the Aggregate Cash Payment shall be allocated to the transfer of shares of New SPIP stock by Straight Path to IDT or (at the direction of IDT) Assignee, and, in each case, neither IDT, Straight Path nor Assignee shall take any position inconsistent therewith on any tax return (including any amendment or claim for refund) or in connection with any tax or audit proceeding absent a final determination by a court to the contrary. The Aggregate Cash Payment shall be made by IDT in immediately available funds to the account shown on Exhibit A contemporaneously with the execution of this Agreement. Subject to the terms and conditions of this Agreement, the transfer of shares of New SPIP common stock by Straight Path to IDT or Assignee, as the case may be, and the other transactions contemplated by this Agreement shall be effective on the dates mutually determined by the Parties in accordance with Section 4 below (the latest of such dates, the “Effective Date”).

4. Class B Interest and Other Consideration.

(a)	Creation of New Company. Prior to the date hereof, Straight Path formed Straight Path IP Group Holding Inc., a Delaware corporation (“New SPIP”), and contemporaneously with the execution of this Agreement, each of Straight Path and IDT or Assignee, as the case may be, shall transfer all of their shares of SPIP stock, representing all of the issued and outstanding shares of capital stock of SPIP, to New SPIP in exchange for an equivalent number of shares of New SPIP common stock pursuant to that certain Exchange Agreement to be entered into among Straight Path, IDT or Assignee, all holders of shares of SPIP stock other than Straight Path and IDT or Assignee, as the case may be (the “Minority Stockholders”) and New SPIP on the date hereof in the form attached hereto as Exhibit B (the “Exchange Agreement”).

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(b)	Conversion of SPIP into a Limited Liability Company. Promptly following, and as part of the same plan as, the formation of New SPIP and the transfers of SPIP stock described in Section 4(a) hereof, SPIP shall, and New SPIP, Straight Path and IDT or Assignee, as the case may be, shall cause SPIP to, convert from a Delaware corporation to a Delaware limited liability company (“SPIP LLC”) and New SPIP shall adopt the operating agreement attached hereto as Exhibit C as the initial operating agreement of SPIP LLC. The Parties intend for (i) the exchange of all the outstanding capital stock of SPIP for identical shares of capital stock of New SPIP pursuant to the Exchange Agreement, taken together with such conversion of SPIP, to qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, (ii) SPIP LLC to initially be classified as a disregarded entity and, following the transfer of the Class B Interest, as described in Section 4(d) hereof, to be classified as a partnership that is not taxable as a corporation, in each case for U.S. federal and state income tax purposes, and (iii) this Agreement, together with the related documents attached as Exhibits hereto, to constitute a plan of reorganization within the meaning of Treasury Regulation § 1.368-2(g). For purposes of this Agreement, the terms “SPIP” and “SPIP LLC” may be used interchangeably to refer to the same entity and shall have no distinguishing effect on the rights and obligations set forth herein with respect to “SPIP” or “SPIP LLC.”

(c)	Adoption of Amended and Restated LLC Operating Agreement. On the business day immediately following the conversion of SPIP to SPIP LLC as described in Section 4(b) hereof, SPIP LLC shall adopt the amended and restated operating agreement (the “SPIP LLC Operating Agreement”) attached hereto as Exhibit D, providing for, among other things, (i) the holding, assertion, defense and prosecution of the “Current Patent Portfolio,” which shall consist of all patent rights, including all ownership, license or other rights in the patents held by SPIP as of the Effective Date as listed on Exhibit E and (ii) the payment of 22% of any Net Recovery (as such term is defined in the SPIP LLC Operating Agreement) in relation to the Current Patent Portfolio to the holder(s) of the Class B Interest.

(d)	Transfer of Class B Interest; Redemption of New SPIP Stock; Sale of New SPIP to IDT. Promptly following the adoption of the SPIP LLC Operating Agreement, as described in Section 4(c), each of Straight Path and IDT or Assignee, as the case may be, shall cause New SPIP to transfer the Class B Interest to Straight Path in redemption of 220 shares of New SPIP stock held by Straight Path pursuant to that certain Redemption Agreement that shall be entered into between New SPIP and Straight Path immediately after the adoption of the SPIP LLC Operating Agreement in the form attached hereto as Exhibit F (the “Redemption Agreement”). Straight Path shall promptly thereafter transfer six hundred twenty-five (625) shares in New SPIP, which constitute all of the shares it then holds in New SPIP, to IDT (or a designee or assignee of IDT) pursuant to that certain Stock Transfer Agreement that shall be entered into between Straight Path and IDT (or a designee or assignee of IDT) immediately after the adoption of the SPIP LLC Operating Agreement in the form attached hereto as Exhibit G (the “Stock Transfer Agreement”).

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(e)	Formation of Trust; Transfer of Class B Interest to the Trust. Contemporaneously with the execution of this Agreement, Straight Path shall form a Delaware statutory trust (the “Trust”), and shall, promptly following the completion of the steps described in Section 4(d) hereof, transfer the Class B Interest to the Trust. The independent directors of Straight Path as of the Effective Date shall be named as the initial trustees of the Trust (in addition to any administrative and/or Delaware trustees). If, for any reason, the independent directors of Straight Path are not the initial trustees of the Trust, any replacement trustees must be third parties with no involvement in resolving the disputes underlying this Agreement and must be approved by IDT or Assignee, such approval not to be unreasonably withheld, delayed or conditioned. Straight Path shall contribute $4,500,000 to the Trust and thereafter Straight Path and its affiliates shall have no obligation to fund any additional amounts to or on behalf of the Trust. None of IDT, Assignee, SPIP or Straight Path and its affiliates shall be liable for any expenses of the Trust. The Parties intend for the beneficial interests in the Trust not to be treated or registered as securities under federal or state securities laws, and Straight Path shall use its best efforts to comply with any and all obligations arising under federal or state securities laws and regulations or imposed by the Securities and Exchange Commission in respect thereto.

5. Prosecution of Patent Claims. SPIP LLC, IDT (or Assignee if IDT shall consummate an Assignment), and New SPIP, and their respective successors and assigns shall use their commercially reasonable efforts to cause SPIP LLC to, assert, defend and prosecute all patent rights (including all ownership, license or other rights) in the Current Patent Portfolio, except to the extent that the relevant patents or claims are held to be invalid or the lawsuits may not be asserted in a commercially reasonable manner. IDT and Assignee agree that IDT, Assignee or their respective affiliates will provide $20,000,000, in cash or services to SPIP LLC (directly or through New SPIP) to be used for prosecuting and asserting the Current Patent Portfolio, except if the relevant patents or claims are held to be invalid or the lawsuits may not be asserted in a commercially reasonable manner. As described in the LLC Operating Agreement, SPIP LLC shall have the sole purpose of holding, asserting, defending, and prosecuting the Current Patent Portfolio (and making the payments described herein). The Parties agree that no more than $5,000,000 of the aforementioned $20,000,000 shall be in the form of services provided directly by IDT, Assignee or any of their respective affiliates, employees or executives, except with the prior approval of the Trust, which approval shall not be unreasonably withheld, delayed or conditioned.

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6. Assignment of Interests by IDT. Subject to Section 12 hereof, IDT (or Assignee) may assign its rights and interests in New SPIP to an affiliate of IDT (or Assignee) or to a third party, except that neither IDT nor Assignee shall assign, transfer or otherwise dispose of its rights or interests to a defendant in any lawsuit in which SPIP LLC (or any successor or assign) is a plaintiff (or to any party against which SPIP LLC otherwise asserts a claim) without the Trust’s prior written consent, unless the entire amount of the consideration or other value received in respect of such assignment, transfer or disposal is credited as revenue in the calculation of Net Recovery for purposes of the Class B Interest and IDT or Assignee, as the case may be, takes all actions necessary to allow the amount of the Net Recovery attributable to such consideration or other value to be distributed to the holders of Class B Interests in accordance with the SPIP LLC Operating Agreement. In the event that IDT or Assignee assigns its rights and interests in New SPIP to an assignee pursuant to this provision (an “Assignment”), all of IDT’s or Assignee’s rights under Section 5 shall pass in full to the relevant assignee and no longer belong to IDT or Assignee, as the case may be.

7. Valid and Binding Obligation. Each Party acknowledges that this Agreement, when executed and delivered by such Party, constitutes a valid and binding obligation of such Party, enforceable in accordance with its terms.

8. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Each of the Parties represents and warrants that:

(a)	it has read this Agreement;

(b)	it has been represented in the preparation, negotiation, and execution of this Agreement by independent legal counsel of its own choice;

(c)	it has negotiated this Agreement at arm’s length and in good faith;

(d)	it understands the terms and consequences of this Agreement and of the releases this Agreement contains; and

(e)	it is fully aware of the legal and binding effect of this Agreement.

9. Due Execution; Authority to Execute. Each Party represents that (i) all corporate actions on the part of such Party that are necessary for the authorization, execution, delivery and performance of this Agreement have been taken; and (ii) the individual signing this Agreement on its behalf has the authority to execute this Agreement, to grant the releases in this Agreement, and to compromise and settle all of its claims and defenses relating to this matter. Each person signing this Agreement represents that he or she has the authority to sign on behalf of the Party shown above his or her name.

10. No Admission. Each Party understands and agrees that this Agreement constitutes a compromise and settlement, and that neither the Settlement Payment nor this Agreement, nor any of its terms and provisions, shall be deemed an admission or concession of any liability, fault or wrongdoing, and that each Party has entered into this Agreement solely for the purpose of avoiding possible litigation or arbitration. This Agreement shall in no event be construed or deemed (either expressly or implicitly) to be evidence of or an admission or concession on the part of any Party with respect to any portion of any claim, or any fault or liability or wrongdoing or damages of any nature whatsoever, or any deficiency of any kind in any defense any Party may have. Moreover, neither the Settlement Payment, nor this Agreement, nor any of its terms and provisions can be used in any action or proceeding of any kind for any purpose whatsoever except to the extent necessary to enforce this Agreement or seek redress for any breach thereof.

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11. Successors and Assigns; Third Party Beneficiaries. This Agreement and the respective rights and obligations of the Parties hereunder will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal and personal representatives. The Parties hereby acknowledge and agree that the Trust shall be considered a third party beneficiary for purposes of this Agreement, with the right to enforce all of the rights of Straight Path and SPIP under this Agreement.

12. Assignment. Except in connection with (i) an assignment by IDT of all of its rights and interests in New SPIP to an affiliate of IDT or to a third party in accordance with Section 6 hereof or (ii) an assignment by Assignee of all of its rights and interests in New SPIP under Section 5 to an affiliate of Assignee or to a third party in accordance with Section 6 hereof, no Party shall assign, transfer or delegate its rights or obligations under this Agreement without the prior written consent of the other Parties. In the event of any assignment, transfer or delegation, the assigning, transferring or delegating Party shall remain liable to the other Parties and shall not be relieved of any obligation hereunder (except in the case of an Assignment by IDT to Assignee, in which case IDT's rights and obligations under Section 5 shall pass in full to Assignee and no longer belong to IDT).

13. Representations; Warranties and Covenants:

(a)	Organization and Authority. Each of the Parties is duly organized and validly existing under the laws of the jurisdiction of its formation with all necessary corporate or similar organizational power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each Party and the performance of its obligations hereunder have been duly authorized by all requisite corporate or similar action on the part of each relevant Party. This Agreement has been duly executed and delivered by each Party and is a valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar law relating to creditors’ rights generally and general principles of equity.

(b)	Capitalization of New SPIP. Straight Path represents and warrants that New SPIP is a Delaware corporation, has been duly incorporated and validly formed under the laws of the State of Delaware and has conducted no business as of the date hereof, and has an authorized share capital of one thousand, five hundred (1,500) shares of common stock, par value $0.01 per share (the “Common Stock”) with one thousand (1,000) shares issued and outstanding. Straight Path further represents and warrants that immediately after giving effect to the transactions set forth herein there will be seven hundred and eighty (780) shares of Common Stock of New SPIP issued and outstanding, of which six hundred and twenty-five (625) shall be held by IDT or Assignee and one hundred and fifty-five (155) shall be held in total by the Minority Stockholders.

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(c)	Ownership of Shares of SPIP. Straight Path represents and warrants that as of the date of this Agreement it is the sole legal record and beneficial owner of eight hundred and forty-five (845) shares of SPIP, representing 84.5% of the share capital of SPIP, free and clear of all liens, and that to the knowledge of Straight Path, there are no other stockholders in SPIP as of the date of this Agreement (other than those stockholders listed on Exhibit H hereto). Straight Path further represents and warrants that it has not transferred any of its shares in SPIP after the execution of the term sheet dated April 9, 2017, except in accordance with the terms of this Agreement.

(d)	Absence of Liabilities of SPIP. Straight Path represents and warrants that SPIP has no liabilities other than (i) total liabilities of $18,527,349.65 reflected or reserved against on the balance sheet of SPIP dated as of September 30, 2017 (the “Balance Sheet Date”), of which (A) $17,067,988.10 accounts for an intercompany debt that will be capitalized immediately prior to the consummation of the transactions described in Section 4(d) hereof; (B) $900,000 accounts for an accrual to Mintz Levin that was paid prior to the Effective Date; (C) $340,266.55 accounts for accounts payable that was paid prior to the Effective Date and (D) $219,095 accounts for a state tax accrual that will come off the balance sheet of SPIP after the Effective Date on October 31, 2017; (ii) liabilities related to or arising under the fee agreements set forth on Exhibit I hereto (the “Fee Agreements”); (iii) accounts payable incurred in the ordinary course that has been invoiced to SPIP before the Effective Date but after, and thus not reflected on, the September 30, 2017 balance sheet, all of which will be paid in full prior to the Effective Date; and (iv) liabilities that are not material to SPIP.

(e)	No Approvals. Other than the consent of the Special Committee of Straight Path, the consent of the directors of SPIP and the consent of the stockholders of SPIP, no authorization, approval, or consent is required for entry into this Agreement and the related transactions contemplated hereby.

(f)	Ownership of Current Patent Portfolio. Straight Path represents and warrants that SPIP is, and as of the Effective Date will be, the current owner of the entire legal right, title and interest (free and clear of all charges, mortgages, liens and security interests but subject to the terms of the Fee Agreements) in the Current Patent Portfolio, including the patents and patent applications set forth on Exhibit E hereto, and that the list is full, accurate and complete as of the Effective Date.

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(g)	No Effect of Conversion of SPIP. Straight Path covenants that the conversion of SPIP from a corporation into a limited liability company, as contemplated under Section 4(b) hereto, shall be undertaken in accordance with Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act, such that SPIP LLC shall be deemed to be the same entity as SPIP and the conversion shall constitute a continuation of the existence of SPIP in the form of a Delaware domestic limited liability company.

(h)	Funding Obligation. Assignee represents and warrants that it has and shall at all times have available funds in an amount sufficient to satisfy the obligation of IDT, Assignee or their respective affiliates in Section 5 of this Agreement to provide $20,000,000, in cash or services to SPIP LLC (directly or through New SPIP), and Assignee agrees to provide such funding to SPIP LLC in accordance with Section 5 of this Agreement and Section 8(a) of the SPIP LLC Operating Agreement.

(i)	No Other Representations or Warranties. Except for the representations and warranties expressly made by each of the Parties hereto in this Agreement, the Exchange Agreement, the Redemption Agreement, the Stock Transfer Agreement or the Contribution Agreement, each of the Parties agrees and acknowledges that none of the Parties hereto nor any of their respective affiliates or representatives makes or has made any express or implied representation or warranty whatsoever in connection with the transactions contemplated by this Agreement.

14. Limitation of Liability.

(a)	None of Straight Path or its affiliates shall have any liability to IDT, Assignee or any of their respective affiliates as a result of or arising out of a breach of or inaccuracy in any of the representations and warranties set forth in this Agreement, the Exchange Agreement, the Redemption Agreement, the Stock Transfer Agreement or the Contribution Agreement. Except in the case of fraud, the Trust shall have no liability to IDT, Assignee or any of their respective affiliates as a result of or arising out of a breach of or inaccuracy in any of the representations and warranties set forth in Section 13 of this Agreement, the Exchange Agreement, the Redemption Agreement, the Stock Transfer Agreement or the Contribution Agreement. The sole and exclusive remedy of IDT, Assignee and their respective affiliates for any loss suffered by any of them as a result of or arising out of a breach of or inaccuracy in any such representations and warranties set forth in this Agreement shall be limited to recourse under the insurance policy attached as Exhibit J hereto (the “R&W Insurance Policy”), that is binding from the date hereof. The Trust shall pay the initial premium, and any related taxes, fees or other costs of the insurance carrier and broker associated with establishing the R&W Insurance Policy.

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(b)	Notwithstanding anything to the contrary contained in this Agreement, none of the parties hereto or their respective affiliates shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages.

15. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR SUCH PARTY AND SUCH PARTY’S PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW CASTLE COUNTY, DELAWARE, AND ANY APPELLATE COURT HEARING APPEALS THEREFROM, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT, OR OTHER PROCESS IN CONNECTION WITH ANY SUCH PROCEEDING MAY BE MADE IN THE SAME MANNER SET FORTH IN SECTION 19 FOR PROVIDING NOTICES, AND THAT SERVICE SO MADE SHALL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF DELAWARE. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY DELAWARE STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW CASTLE COUNTY, DELAWARE. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

16. Entire Agreement; Counterparts. This Agreement, including the exhibits hereto, represents the entire agreement and understanding among the Parties concerning the subject matter hereof, and supersedes and replaces any and all prior and contemporaneous written or oral agreements and understandings among the Parties concerning the subject matter hereof, including, without limitation, the term sheets dated April 6, 2017 and April 9, 2017. This Agreement may be executed in counterparts, each of which shall be deemed an original and shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile or a .pdf signature shall be deemed an original for all purposes.

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17. Modification of Agreement. This Agreement may not be altered, modified, amended or extinguished, nor may any of its provisions be waived, except by a writing that expressly identifies itself as an amendment to this Agreement and is signed subsequent to the date of this instrument by duly authorized representatives of the respective Parties. This Agreement shall not be binding until all signatories have signed.

18. No Drafter. The Parties acknowledge and agree that they have participated in the negotiation and preparation of this Agreement. Accordingly, the Parties further agree that, when interpreting this Agreement, no presumption shall be made, and no burden of proof imposed, based upon any assertion that one Party has drafted this Agreement or its provisions.

19. Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be delivered by personal delivery, by nationally recognized overnight courier service, by email, by first class mail or by certified or registered mail, return receipt requested, addressed to any Party at its address as set forth below its name of the signature page hereto. Notices shall be deemed given one business day after sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by email or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

20. Time is of the Essence. Time shall be of the essence for this Agreement with respect to all aspects of each Party’s performance of its obligations under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in several counterparts, and each is an original as of the first date written above.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Yonatan Cantor
Name: Yonatan Cantor
Title: Secretary
Address: 5300 Hickory Park Dr. #218 Glen Allen, VA 23059

IDT CORPORATION

By:	/s/ Marcelo Fischer
Name: Marcelo Fischer
Title: SVP
Address: 520 Broad Street, Newark, NJ 07102

Assignee:

PR-SP IP HOLDINGS LLC

By:	/s/ Howard Jonas
Name: Howard Jonas
Title:
Address:

STRAIGHT PATH IP GROUP, INC.

By:	/s/ Yonatan Cantor
Name: Yonatan Cantor
Title: Secretary
Address: 5300 Hickory Park Dr. #218 Glen Allen, VA 23059

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